As filed with the U.S. Securities and Exchange Commission on March 16, 2016

Registration No. 333-210118

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ocean Rig UDW Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Skopa Street, Tribune House

2nd Floor, Office 202, CY 1075

Nicosia, Cyprus

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

212-574-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary J. Wolfe, Esq.

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

(212) 574-1200

(212) 480-8421—Facsimile

Approximate date of commencement of proposed sale to the public: The Redomiciliation described herein will be effective on, or as soon as practicable after, the date that this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	138,666,384(1)	$1.505(2)	$208,692,907.92(2)	$21,015.38 (3)
Preferred Stock Purchase Rights (4)	—	—	—	—

(1)	Includes the shares of Ocean Rig (Cayman Islands) (as hereinafter defined) as of March 11, 2016 into which all common shares of Ocean Rig (Marshall Islands) (as hereinafter defined) that are outstanding immediately prior to the Redomiciliation (as hereinafter defined) will automatically be converted by operation of law in the Redomiciliation.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common shares of Ocean Rig UDW Inc. on The NASDAQ Global Select Market on March 7, 2016 ($1.505 per share), in accordance with Rule 457(f)(1).
(3)	Previously paid.
(4)	Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-210118) (the “Registration Statement”) is to file Exhibits 3.4 and 5.1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II, including the signatures and the exhibit index, and Exhibits 3.4 and 5.1. This Amendment No. 1 does not contain a copy of the prospectus that was previously included in the Registration Statement and is not intended to amend or delete any part of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

I.	Article VIII of the Amended and Restated Bylaws of the Registrant provides as follows:

1.	Any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section.

2.	The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

II.	Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

1.	Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

2.	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.	When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4.	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

5.	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.	Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

III.	Section 78 of the Companies Law of the Cayman Islands and the Amended and Restated Memorandum and Articles of Association of the Registrant, in the form proposed to be adopted within ninety days of the effectiveness of the Redomiciliation, provide as follows:

1.	Under Section 78 of the Companies Law, the liability of the directors, managers or the managing director of a Cayman Islands company may, if so provided by the company’s memorandum of association, be unlimited. Cayman Islands law does not otherwise limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime.

2.	Following the Redomiciliation, and upon adoption of the new amended and restated memorandum and articles of association of the Registrant, the Registrant’s amended and restated memorandum and articles of association will provide for indemnification of the current and former officers and directors of the Registrant to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Greece, on March 16, 2016.

OCEAN RIG UDW INC.

By:	/s/ George Economou
Name:	George Economou
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ George Economou*	President, Chief Executive Officer and Chairman of the Board of Directors	March 16, 2016
George Economou
(Principal Executive Officer)

/s/ Niki Fotiou*	Senior Vice President of Finance and Accounting	March 16, 2016
Niki Fotiou	(Principal Financial and Accounting Officer)

/s/ Chrysoula Kandylidis*	Director	March 16, 2016
Chrysoula Kandylidis

/s/ Vasilis Karamitsanis*	Director	March 16, 2016
Vasilis Karamitsanis

/s/ George Kokkodis*	Director	March 16, 2016
George Kokkodis

/s/ John Liveris*	Director	March 16, 2016
John Liveris

*	By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, March 16, 2016.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Articles of Incorporation of Ocean Rig UDW Inc., incorporated by reference to exhibit 3.1 to the Registration Statement on Form F-4 of Ocean Rig UDW Inc. (Registration No. 333-175940), filed with the SEC on August 1, 2011.

3.2	Second Amended and Restated Bylaws of Ocean Rig UDW Inc., incorporated by reference to exhibit 3.2 to the Registration Statement on Form F-4 of Ocean Rig UDW Inc. (Registration No. 333-175940), filed with the SEC on August 1, 2011.

3.3	Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Ocean Rig UDW Inc., incorporated by reference to exhibit 4.3 to the Registration Statement on Form F-4 of Ocean Rig UDW Inc. (Registration No. 333-175940), filed with the SEC on August 1, 2011.

3.4	Form of new amended and restated memorandum and articles of association of Ocean Rig UDW Inc.*

4.1	Form of Stock Certificate, incorporated by reference to exhibit 4.1 to the Registration Statement on Form F-4 of Ocean Rig UDW Inc. (Registration No. 333-175940), filed with the SEC on August 17, 2011.

4.2	Amended and Restated Stockholder Rights Agreement, dated June 3, 2011, incorporated by reference to exhibit 4.2 to the Registration Statement on Form F-4/A of Ocean Rig UDW Inc. (Registration No. 333-175940), filed with the SEC on August 1, 2011.

4.3	Indenture, dated as of September 20, 2012, by and among Drill Rigs Holdings Inc., Ocean Rig UDW Inc., and each of the Guarantors party thereto, U.S. Bank National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Noteholder Collateral Agent, Registrar and Paying Agent, relating to 6.50% Senior Secured Notes Due 2017 incorporated by reference to exhibit 2.4 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

4.4	Supplemental Indenture, dated as of January 23, 2013, by and among Drill Rigs Holdings Inc., Ocean Rig UDW Inc., as Guarantor, the other Guarantors, and U.S. Bank National Association, as Trustee, amending and supplementing the Indenture, dated as of September 20, 2012, by and among Drill Rigs Holdings Inc., Ocean Rig UDW Inc., and each of the Guarantors party thereto, U.S. Bank National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Noteholder Collateral Agent, Registrar and Paying Agent, relating to 6.50% Senior Secured Notes Due 2017 incorporated by reference to exhibit 2.5 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

4.5	Second Supplemental Indenture, dated as of January 30, 2013, amending and supplementing the Indenture, dated as of September 20, 2012, as amended by a supplemental indenture, dated as of January 23, 2013, by and among Drill Rigs Holdings Inc., Ocean Rig UDW Inc., and each of the Guarantors party thereto, U.S. Bank National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Noteholder Collateral Agent, Registrar and Paying Agent, relating to 6.50% Senior Secured Notes Due 2017 incorporated by reference to exhibit 2.6 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

4.6	Third Supplemental Indenture, dated as of March 15, 2013, amending and supplementing the Indenture, dated as of September 20, 2012, as amended by a supplemental indenture, dated as of January 23, 2013, and a second supplemental indenture, dated as of January 30, 2013, by and among

Drill Rigs Holdings Inc., Ocean Rig UDW Inc., and each of the Guarantors party thereto, U.S. Bank National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Noteholder Collateral Agent, Registrar and Paying Agent, relating to 6.50% Senior Secured Notes Due 2017 incorporated by reference to exhibit 2.7 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

5.1	Legal Opinion of Maples and Calder*

10.1	Drillship Master Agreement between DryShips Inc. and a major shipyard in Korea, incorporated by reference to exhibit 10.1 to the Registration Statement on Form F-4 of Ocean Rig UDW Inc. (Registration No. 333-175940), filed with the SEC on August 1, 2011.

10.2	Novation Agreement between a major shipyard in Korea, DryShips Inc. and Ocean Rig UDW Inc., incorporated by reference to exhibit 10.2 to the Registration Statement on Form F-4 of Ocean Rig UDW Inc. (Registration No. 333-175940), filed with the SEC on August 1, 2011.

10.3	Addendum No. 1 dated May 16, 2011 to a Drillship Master Agreement, dated November 22, 2010, between DryShips Inc. and a major shipyard in Korea, as novated by a Novation Agreement, dated December 30, 2010, between a major shipyard in Korea, DryShips Inc. and Ocean Rig UDW Inc., incorporated by reference to exhibit 10.3 to the Registration Statement on Form F-4 of Ocean Rig UDW Inc. (Registration No. 333-175940), filed with the SEC on August 1, 2011.

10.4	Addendum No. 2 dated January 27, 2012 to a Drillship Master Agreement, dated November 22, 2010, between DryShips Inc. and a major shipyard in Korea, as novated by a Novation Agreement, dated December 30, 2010 and as amended, incorporated by reference to exhibit 4.4 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2011, filed with the SEC on March 14, 2012.

10.5	Addendum No. 3 dated April 2, 2012, to a Drillship Master Agreement, dated November 22, 2010, between DryShips Inc. and a major shipyard in Korea, as novated by a Novation Agreement, dated December 30, 2010, and as amended incorporated by reference to exhibit 4.5 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

10.6	Addendum No. 4, dated September 3, 2012, to a Drillship Master Agreement, dated November 22, 2010, between DryShips Inc. and a major shipyard in Korea, as novated by a Novation Agreement, dated December 30, 2010, and as amended incorporated by reference to exhibit 4.6 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

10.7	Services Agreement, effective January 1, 2013, by and between Ocean Rig Management Inc. and Cardiff Drilling Inc incorporated by reference to exhibit 4.39 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

10.8	Consultancy Agreement, dated September 1, 2010, by and between DryShips Inc. and Vivid Finance Limited, incorporated by reference to exhibit 10.39 of the Registration Statement on Form F-4 of Ocean Rig UDW Inc. (Registration No. 333-175940) filed with the SEC on August 1, 2011.

10.9	Addendum No. 1, effective January 1, 2013, to the Consultancy Agreement, dated September 1, 2010, by and between Ocean Rig UDW Inc. and Vivid Finance Inc incorporated by reference to exhibit 4.41 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

10.10	Consultancy Agreement, effective January 1, 2013, by and between Ocean Rig Management Inc. and Vivid Finance Limited incorporated by reference to exhibit 4.42 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

10.11	Registration Rights Agreement, dated as of March 20, 2012, by and between DryShips Inc. and Ocean Rig UDW Inc., incorporated by reference to exhibit 4.4 to the Registration Statement on Form F-1 of Ocean Rig UDW Inc. (Registration No. 333-180241), filed with the SEC on March 20, 2012 incorporated by reference to exhibit 4.43 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2012, filed with the SEC on March 22, 2013.

10.12	Credit Agreement, dated July 12, 2013, by and among Drillships Finance Holding Inc., as Borrower, Ocean Rig UDW Inc., as Parent, Deutsche Bank AG New York Branch, as Administrative Agent and the companies listed therein, and the banks and financial institutions named therein, as Joint Global Coordinators, Joint Lead Arrangers and Joint Bookrunners and the banks and financial institutions named therein, as Joint Lead Arrangers and Joint Bookrunners, relating to a combined $1.8 billion of Tranche B-1 and Tranche B-2 Term Loans, incorporated by reference to exhibit 4.47 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2013, filed with the SEC on February 21, 2014.

10.13	Incremental Amendment, dated July 26, 2013, by and among Drillships Finance Holding Inc., as Borrower, Ocean Rig UDW Inc., as Parent, Deutsche Bank AG New York Branch, as Administrative Agent under the Credit Agreement, dated July 12, 2013 (the “July 12, 2013, Credit Agreement”), and the Incremental Lenders, as defined therein, relating to an increase of $100,000,000 under the July 12, 2013 Credit Agreement, incorporated by reference to exhibit 4.48 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2013, filed with the SEC on February 21, 2014.

10.14	Consultancy Agreement, dated September 9, 2013, by and between Eastern Med Consultants Inc., an indirect wholly owned subsidiary of Ocean Rig UDW Inc., and Azara Services S.A, incorporated by reference to exhibit 4.52 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2013, filed with the SEC on February 21, 2014.

10.15	Amendment and Restatement Agreement dated as of February 7, 2014 relating to the Credit Agreement, dated July 12, 2013, as amended by the Incremental Agreement dated July 26, 2013, by and among Drillships Finance Holding Inc., as Borrower, Ocean Rig UDW Inc., as Parent, Deutsche Bank AG New York Branch, as Administrative Agent and the companies listed therein, and the banks and financial institutions named therein, relating to a re-financing of the combined $1.9 billion of Tranche B-1 and Tranche B-2 Term Loans, incorporated by reference to exhibit 4.54 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2013, filed with the SEC on February 21, 2014.

10.16	Indenture, dated as of March 26, 2014, by and between Ocean Rig UDW Inc., as the Issuer, and Deutsche Bank Trust Company Americas, as Trustee, relating to 7.25% Senior Notes Due 2019, incorporated by reference to Exhibit 4.55 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.17	Credit Agreement, dated July 25, 2014, by and among Drillships Ventures Projects Inc., as Finco, Drillships Ocean Ventures Inc., as Borrower, Ocean Rig UDW, as Parent, various lenders, Deutsche Bank AG New York Branch, as Administrative Agent and Pari Passu Collateral Agent and the other entities listed therein, relating to a Term Loan in an aggregate principal amount equal to $1.3 billion, incorporated by reference to Exhibit 4.56 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.18	Pledge and Security Agreement, dated July 25, 2014, relating to the Credit Agreement dated July 25, 2014, by and among Ocean Rig UDW Inc., Drillships Ocean Ventures, Inc., Drillships Ventures Projects Inc., the subsidiaries identified therein, and Deutsche Bank AG New York Branch, as Pari Passu Collateral Agent, incorporated by reference to Exhibit 4.57 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.19	Facilities Agreement, dated February 13, 2015, by and among Drillship Alonissos Shareholders Inc., as Borrower, Ocean Rig UDW Inc., as Parent and Guarantor, Drillship Alonissos Owners Inc., as Drillship Owner and Guarantor, and the other entities named therein, relating to $475 million Term

Loan Facilities, incorporated by reference to Exhibit 4.58 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.20	Management Agreement, dated December 13, 2013, by and between Drillship Skyros Owners Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.59 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.21	Management Agreement, dated February 25, 2014, by and between Drillship Kythnos Owners Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.60 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.22	Management Agreement, dated April 17, 2014, by and between Drillship Hydra Owners Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.61 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.23	Management Agreement, dated April 17, 2014, by and between Drillship Kithira Owners Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.62 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.24	Management Agreement, dated April 17, 2014, by and between Drillship Paros Owners Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.63 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.25	Management Agreement, dated April 17, 2014, by and between Ocean Rig 1 Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.64 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.26	Management Agreement, dated April 17, 2014, by and between Ocean Rig 2 Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.65 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.27	Management Agreement, dated April 17, 2014, by and between Drillship Skiathos Owners Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.66 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.28	Management Agreement, dated April 17, 2014, by and between Drillship Skopelos Owners Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.67 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.29	Management Agreement, dated February 17, 2015, by and between Drillship Alonissos Owners Inc., as the Owner, and Ocean Rig Management Inc., as the Manager, incorporated by reference to Exhibit 4.68 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.30	Exchangeable Promissory Note, dated November 18, 2014, by and between DryShips, Inc., as Borrower, and Alley Finance Co., or its permitted assigns, as Noteholder, relating to a $120,000,000 loan, incorporated by reference to Exhibit 4.69 to the Annual Report on Form 20-F of Ocean Rig UDW Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015.

10.31	Amended and Restated Secured Exchangeable Promissory Note, dated June 4, 2015, by and between DryShips Inc. and Ocean Rig UDW, Inc.**

10.32	Addendum No. to the Consultancy agreement, dated January 1, 2013, by and between Ocean Rig Management, Inc. and Vivid Finance Limited, dated July 29, 2015.**

10.33	Termination, Release and Share Transfer Agreement, dated August 13, 2015, by and among, DryShips Inc., Alley Finance Co and Ocean Rig UDW Inc.**

21.1	Subsidiaries of Ocean Rig UDW Inc.**

23.1	Consent of Independent Registered Public Accounting Firm**

23.2	Consent of Seward & Kissel LLP**

23.3	Consent of Maples and Calder (included within Exhibit 5.1)*

*	Filed herewith.
**	Previously filed.